Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Arthur John Carter, certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Clear System Recycling, Inc. on Form 10-Q for the period ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Clear System Recycling, Inc. at the dates and for the periods indicated.

Date: April 26, 2013

By:	/s/ Arthur John Carter
Arthur John Carter
Chief Executive Officer

I, Michael D. Noonan, certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Clear System Recycling, Inc. on Form 10-Q for the period ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Clear System Recycling, Inc. at the dates and for the periods indicated.

Date: April 26, 2013

By:	/s/ Michael D. Noonan
Michael D. Noonan
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Clear System Recycling, Inc. and will be retained by Clear System Recycling, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.